Exhibit 23.6

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of LogMeIn, Inc. of our report dated February 24, 2015, relating to the combined financial statements of Grasshopper Group, LLC and Affiliates for the years ended December 31, 2014 and 2013, which is incorporated by reference in such Registration Statement.

We also consent to the reference to us under the heading of “Experts” in this Registration Statement.

/s/ Caras & Shulman, PC

Burlington, Massachusetts

September 12, 2016